UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2004

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, CA		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 8, 2004, Anadys Pharmaceuticals, Inc. (the "Company") and General Electric Capital Corporation modified their equipment financing arrangement (the "Credit Facility") which is governed by a Master Security Agreement dated June 17, 2003 (the "Agreement"). The Credit Facility is utilized to finance eligible purchases of equipment and tenant improvements.

The modifications to the Credit Facility include increasing the maximum available amount to $3.0 million, providing for a revolving credit facility, and extending the term to December 31, 2005.

In addition, under the terms of the modified Credit Facility, as the Credit Facility is utilized, separate promissory notes will be executed for each draw down. Each promissory note will have a maximum term of 48 months with the interest rate being fixed at the funding date of each promissory note. Each promissory note will be collaterized by the related equipment acquired under the Credit Facility.

As of the date of the filing of this Current Report on Form 8-K, the Company had approximately $605,000 outstanding under the Credit Facility, as modified.

The Agreement was filed as an exhibit to the Company's Registration Statement on Form S-1 filed on November 14, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc. (Registrant)

September 14, 2004	By:	Michael J. Kamdar

Name: Michael J. Kamdar
Title: Senior Vice President, Corporate Development and Finance